UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2010, the Board of Directors of Hilltop Holdings Inc., or the Company, elected Kenneth D. Russell as a director of the Company.  Mr. Russell, age 61, is a former member of the managing board of directors for KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, or KPMG DTG.  While a member of KPMG DTG, Mr. Russell served in leadership of Audit — Financial Services and as the Global Lead Partner for KPMG DTG’s largest commercial bank client. Subsequent to his service as a member of the German firm leadership, he functioned as a freelance strategic advisor to KPMG DTG’s managing board of directors, working directly with members of the Executive Committee.  Most recently he has participated in the integration of the UK and German KPMG firms in the formation of KPMG Europe.  Prior to joining KPMG DTG in February 2002, Mr. Russell was the lead financial services partner in the US KPMG LLP’s Department of Professional Practice in New York.  His responsibilities in the Department of Professional Practice included leading the financial instruments, structured financing and securitization topic teams, and he was one of the firm’s leading consultants on financial instruments, hedging and securitization accounting issues.  Mr. Russell coordinated and provided consultation on accounting matters relating to clients and teams across several lines of business, with his principal focus being financial services, specifically commercial, mortgage and investment banking clients.  He also served as the lead engagement partner, or was the SEC Reviewing Partner, for several of the firm’s significant financial services clients.  Prior to joining the Department of Professional Practice in 1993, he spent 20 years in KPMG’s Dallas office and had engagement responsibilities for several significant regional banking, thrift and other financial services clients.

Mr. Russell will not serve on any committees of the Board of Directors of the Company.  He also is one of the individuals who provide services to the Company under the Management Services Agreement with Diamond A Administration Company, LLC.  Pursuant to the Management Services Agreement, as amended, the Company pays $91,500 per month to Diamond A Administration Company, LLC for certain management services to the Company and its subsidiaries, including, among others, financial and acquisition evaluation, and office space provided to the Company.

Section 8 — Other Events

Item 8.01                     Other Events.

On August 6, 2010, the Company announced that it has called for redemption all of the outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock (CUSIP No. 432748200).  A copy of the press release announcing the redemption is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on August 6, 2010, announcing the redemption of all of the outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	August 11, 2010	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on August 6, 2010, announcing the redemption of all of the outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock.